THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.


                      WARRANT TO PURCHASE SHARES OF COMMON
                            STOCK OF UNIDIGITAL INC.

Warrant Certificate Number:   W 00                             Dated:
                              ----


         This certifies that ________________ (the "Holder"), for value received is entitled, subject to the terms set forth below, to purchase from UNIDIGITAL INC., a Delaware corporation (the "Company"), fully paid and nonassessable shares of the Company's Common Stock, par value $0.01 per share (the "Stock") at a price of $4.00 per share (the "Stock Purchase Price") at any time or from time to time but not earlier than the Commencement Date (as defined below) or later than 5:00 p.m. (New York Time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 20 West 20th Street, New York, New York 10011, Attention: President (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the form of Subscription Agreement attached hereto duly completed and signed and, unless the Conversion Right (as defined below) set forth in Section 1(c) is exercised, upon payment in cash or cashier's check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date (as defined below). "Commencement Date" shall mean the date of this Warrant. "Expiration Date" shall mean the fifth anniversary of the Commencement Date.

         This Warrant is subject to the following terms and conditions:

         1. Exercise; Issuance of Certificates; Payment for Shares; Conversion Right.

              (a) This Warrant is exercisable in the manner set forth above at the option of Holder at any time or from time to time but not earlier than the Commencement Date or later than 5:00 p.m. (New York Time) on the Expiration Date for all or a portion of the shares of Stock which may be purchased hereunder. The Company agrees that the shares of Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares (unless the Conversion Right is exercised). Subject to the provisions of Section 2, certificates for the shares of Stock so purchased shall be delivered to Holder by the

Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Sections 1(b) and 2. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.

              (b) No shares of Stock will be issued pursuant to the exercise of this Warrant unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or automated quotation system upon which the Stock may then be listed. Assuming such compliance, for income tax purposes the Stock shall be considered transferred to the Holder on the date on which this Warrant is exercised with respect to such Stock.

              (c) In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Stock (the "Conversion Right") as provided for in this Section 1(c). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Value (as defined in Section 1(e) below), for the shares of Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Market Value of one share of Stock immediately prior to the exercise of the Conversion Right.

              (d) The Conversion Right may be exercised by the Holder on any business day between (i) the Commencement Date and (ii) the Expiration Date by delivering the Warrant Certificate with a duly executed Subscription Agreement in the form attached hereto with the conversion section completed to the Company, exercising the Conversion Right and specifying the total number of shares of Stock the Holder will purchase pursuant to such conversion.

              (e) For the sole purpose of determining the number of shares of the Stock which shall be delivered to the Holder by the Company pursuant to the Conversion Right as set forth in Section 1(c) above, Market Value shall mean the average of the daily high and low price of a share of the Stock as listed on the Nasdaq National Market (or such other exchange or quotation system on which the Stock may then be listed) for the ten (10) days of trading immediately preceding the date of exercise of such Conversion Right.

         2. Shares to Be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of this Warrant (the "Warrant Shares") and all shares of common stock issuable upon conversion of the Warrant Shares (the

"Conversion Shares") will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes (other than income taxes which may be applicable to Holder), liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise and sufficient shares of common stock for such conversion. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

         3. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and, in some cases, the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

         3.1 Subdivision or Combination of Stock and Stock Dividend. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares or declare a dividend upon its Stock payable solely in shares of Stock, the Stock Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of shares issuable upon exercise of the Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of the Warrant shall be proportionately reduced.

         3.2 Notice of Adjustment. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of the Company. The notice shall be signed by an authorized officer of the Company and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3.3  Other Notices.  If at any time:

              (a) the Company shall declare any cash dividend upon its Stock;

              (b) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

              (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

              (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up, (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 3.1 and 3.4, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock pursuant to such event.

         3.4 Changes in Stock. In case at any time prior to the Expiration Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 3.4 shall similarly apply to successive Transactions.

         4. Investment Representations.

            (a) By receipt of this Warrant, by its execution and by its exercise in whole or in part, the Holder represents to the Company the following:

                (i) the Holder understands that this Warrant and any Stock purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws;

                (ii) the Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire such securities;

                (iii) the Holder is acquiring these securities for investment for the Holder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act");

                (iv) the Holder acknowledges and understands that the securities constitute "restricted securities" under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder further acknowledges and understands that the Company is under no obligation hereunder to register the securities (other than pursuant to the Registration Rights Agreement (as defined below));

                (v) the Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in this Warrant;

                (vi) the Holder has received all of the information the Holder has requested from the Company and considers necessary or appropriate for deciding whether to purchase this Warrant;

                (vii) the Holder has the ability to bear the economic risks of his prospective investment;

                (viii) the Holder is able, without materially impairing his financial condition, to hold this Warrant for an indefinite period of time and to suffer complete loss on his investment;

                (ix) the Holder understands and agrees that (A) he may be unable to readily liquidate his investment in this Warrant and that the Warrant Shares and the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided pursuant to the Registration Rights Agreement and (B) the exemption from registration under the Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144; and

                (x) the Holder either (A) is familiar with the definition of and the Holder is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Act, or (B) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issuance of Warrant may be made without registration under the Act or any applicable state securities and Blue Sky laws.

            (b) The Holder agrees, in connection with any underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Stock of the Company held by Holder (other than those shares included in such registration or any other effective registration) without the prior written consent of the Company or the underwriters managing such underwritten public offering of the Company's securities for six months from the effective date of such registration, and (2) further agrees to execute any agreement reflecting the obligation of the Holder set forth in (1) above as may be requested by the underwriters at the time of the public offering.

         5. Issue Tax. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

         6. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 in the event of a dividend on the Stock payable in shares of Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

         7. Restrictions on Transferability of Securities; Compliance With Securities Act.

         7.1 Restrictions on Transferability. The Warrant Shares and the Conversion Shares shall not be transferable in the absence of the effectiveness of a registration statement with respect to such securities under the Act, or an exemption therefrom. This Warrant may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Holder only by the Holder. The terms of this Warrant shall be binding upon the executors, administrators, heirs, successors and assigns of the Holder.

         7.2 Restrictive Legend. In the absence of the effectiveness of registration under the Act or an exemption therefrom as contemplated by Section 7.1, each certificate representing the Warrant Shares, the Conversion Shares or any other securities issued in respect of the Warrant Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

         8. Registration Rights. The Warrant Shares and the Conversion Shares are subject to the rights and obligations set forth in that certain Registration Rights Agreement by and between the Company and the Holder of even date herewith (the "Registration Rights Agreement").

         9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         10. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified or registered mall, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

         11. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without reference to the principles of conflicts of laws.

         12. Lost Warrants or Stock Certificates. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate representing the Warrant Shares or the Conversion Shares and in the case of any such loss, theft, destruction or mutilation, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         13. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

                             * * * * * * * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of the date first written above.

                                               UNIDIGITAL INC.


                                               By:_____________________________
                                                   William E. Dye
                                                   President and Chief Executive
                                                     Officer

                         FORM OF SUBSCRIPTION AGREEMENT

                           (To be signed and delivered
                            upon exercise of Warrant)


UNIDIGITAL INC.
20 West 20th Street
New York, New York 10011
Attention: President


         The undersigned, the holder of the within Warrant (Warrant Certificate Number __________), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________________ shares of Common Stock, par value $0.01 per share (the "Stock"), of UNIDIGITAL INC. (the "Company") and subject to the following paragraph, herewith makes payment of ___________________________ Dollars ($_______) therefor and requests that the certificates for such shares be issued in the name of, and delivered to, ______________________ whose address is
___________________________.

         The undersigned does/does not (circle one) request the exercise of the within Warrant pursuant to the cashless exercise right set forth in Section 1(c) of the Warrant.

         If the exercise of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned represents that:

                (i) the undersigned is acquiring such Stock for investment for his own account, not as nominee or agent, and not with a view to the distribution thereof and the undersigned has not assigned or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

                (ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the Stock;

                (iii) the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the shares of Stock;

                (iv) the undersigned has the ability to bear the economic risks of his prospective investment;

                (v) the undersigned is able, without materially impairing his financial condition, to hold the shares of Stock for an indefinite period of time and to suffer complete loss on his investment;

                (vi) the undersigned understands and agrees that (A) he may be unable to readily liquidate his investment in the shares of Stock and that the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided in the within Warrant and (B) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144;

                (vii) the undersigned either (A) is familiar with the definition of and the undersigned is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (B) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issuance of Stock upon exercise of such Warrant may be made without registration under the Securities Act or any applicable state securities and Blue Sky laws; and

                (viii) the address set forth below is the true and correct address of the undersigned's residence.


DATED: _______________




                                     -------------------------------------------
                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                     -------------------------------------------

                                     -------------------------------------------
                                                     (Address)

                              SCHEDULE OF HOLDERS
                              -------------------

                                                Principal              Number of
                  Holder                      Amount of Note            Warrants
                  ------                      --------------           ---------
CRM - 1997 Enterprise Fund LLC                $  200,000                 20,000

CRM - Eurycleia, L.P.                            200,000                 20,000

CRM - U.S. Value Fund Ltd.                       200,000                 20,000

CRM - EFO Partners, L.P.                         200,000                 20,000

Ladd Equity Partners                             170,000                 17,000

CRM - EFO                                        100,000                 10,000

William A. Buik                                  100,000                 10,000

Dr. Eric Katz                                    100,000                 10,000

Jeffrey Leiderman c/o Ashley
Leiderman UGMA                                    50,000                  5,000

Marvin Eisenstadt                                 50,000                  5,000

Harvey Ginsberg & Co.                             30,000                  3,000
                                              ----------                -------
                               TOTAL:         $1,400,000                140,000
                                              ==========                =======